UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Linkhome holdings inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	93-4316797
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2 Executive Circle, Suite 100 Irvine, CA 92614	92614
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement fi le number to which this form relates: ___________333-280379___________(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

Common Stock, par value $0.001 per share
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereby is the common stock of the Company. The description of the common stock contained under the heading “Description of Capital Stock” in the registration statement initially filed with the SEC on June 21, 2024, as amended from time to time (File No. 333-280379) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The Nasdaq Stock Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

LINKHOME HOLDINGS inc.

Date: May 14, 2025	By:	/s/ Zhen Qin
Zhen Qin
Chief Executive Officer

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